UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2018

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28167	52-2126573
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

600 Telephone Avenue, Anchorage, Alaska	99503-6091
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	907 - 297 – 3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Alaska Communications Systems Group, Inc. (the “Company”) entered into a new employment arrangement (the “Arrangement”) with Laurie Butcher, the Company’s Senior Vice President, Finance. Ms. Butcher serves as the Company’s Principal Financial and Accounting Officer. The Arrangement provides for an increase in annual base salary to $255,000 from $223,203 and was effective October 1, 2018. The Arrangement is attached hereto as Exhibit 10.1

Item 9.01     Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment arrangement between Alaska Communications Systems, Group, Inc. and Laurie Butcher

10.2	Alaska Communications 2016 Officer Severance Policy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2018	Alaska Communications Systems Group, Inc.

/s/ Leonard A. Steinberg
Leonard A. Steinberg
Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Employment arrangement between Alaska Communications Systems, Group, Inc. and Laurie Butcher

10.2	Alaska Communications 2016 Officer Severance Policy